EX99. – 2(a)(ii)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

Mercantile Alternative Strategies Fund LLC

PURSUANT TO SECTION 18-202 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

****

FIRST: The name of the Limited Liability Company is Mercantile Alternative Strategies Fund LLC. (the “Limited Liability Company”)

SECOND: The Certificate of Formation is amended to change the name of the Limited Liability Company to PNC Alternative Strategies Fund LLC.

The undersigned, an authorized person of the Limited Liability Company, executes this Certificate of Amendment of the Certificate of Formation on October 5, 2007.

MERCANTILE ALTERNATIVE STRATEGIES FUND LLC

By:	/s/ Kevin A. McCreadie
Kevin A. McCreadie
President